Exhibit 99.1

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

FOR IMMEDIATE RELEASE

American Tower Completes Merger with SpectraSite

Boston, Massachusetts – August 8, 2005 - American Tower Corporation (NYSE: AMT) announced today that it has completed its merger with SpectraSite, Inc. Stockholders of American Tower and SpectraSite had previously approved the merger transaction in separate special stockholders’ meetings held on August 3, 2005.

The merger of American Tower and SpectraSite creates a combined company with a portfolio of over 22,000 owned communications sites, including over 21,500 wireless towers, over 400 broadcast towers and nearly 100 in-building sites. With over 20,000 towers in the United States, the merger expands American Tower’s position as the leading US tower operator.

“The closing of the American Tower-SpectraSite merger marks the creation of the premier provider of wireless and broadcast sites in North America,” said Jim Taiclet, American Tower’s Chairman and Chief Executive Officer. “The combined company is uniquely positioned to provide the most extensive portfolio of wireless towers to our customers across the United States. Our industry leading scale will not only enable us to provide our customers with more choices for their infrastructure needs, but also position us to further enhance our commitment to customer service and process improvement.”

In connection with the merger, American Tower increased the size of its board of directors from six members to ten, and added four SpectraSite directors to its board. The new board members, Stephen Clark, Paul Albert, Jr., Dean Douglas and Samme Thompson, will serve until the next annual meeting of American Tower stockholders.

American Tower also announced that it had amended and restated its certificate of incorporation in connection with the merger. At the special meeting, American Tower stockholders approved the amended and restated certificate of incorporation, subject to the closing of the merger. The amended and restated certificate of incorporation provides for, among other things, an increase in the number of shares of American Tower Class A common stock authorized for issuance from 500.0 million to 1.0 billion.

As a result of the merger, SpectraSite stockholders will receive 3.575 shares of American Tower Class A common stock for each share of SpectraSite common stock. Based on the number of shares of common stock of American Tower and SpectraSite outstanding as of the closing, American Tower stockholders owned approximately 58% and SpectraSite stockholders owned approximately 42% of the combined company.

The trading of SpectraSite common stock will be immediately suspended and will subsequently be delisted from the New York Stock Exchange and deregistered from the Securities and Exchange Commission.

About American Tower

American Tower is the leading independent owner, operator and developer of broadcast and wireless tower sites in North America. Giving effect to American Tower’s merger with SpectraSite, American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release regarding the future financial and operating results, benefits and synergies of the merger transaction, future opportunities for the combined company and any other statements about American Tower management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of American Tower’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of American Tower to successfully integrate SpectraSite’s operations and employees; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in American Tower’s filings with the Securities and Exchange Commission (“SEC”), including its registration statement on Form S-4 initially filed with the SEC on May 27, 2005, which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and American Tower disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

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